As filed with the Securities and Exchange Commission on January 9, 2015

Registration No. 333-201350

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SMTP, INC.

(Exact name of registrant as specified in its charter)

Delaware	05-0502529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Tara Boulevard, Suite 430

Nashua, New Hampshire 03062
877-705-9362

——————————

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Lawton

Chief Financial Officer

SMTP, Inc.
10 Tara Boulevard, Suite 430

Nashua, New Hampshire 03062
877-705-9362

——————————

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

David M. Bovi, Esq.

David M. Bovi, P.A.

2855 PGA Blvd., Suite 150

Palm Beach Gardens, FL 33410

Telephone: (561) 655-0665

Facsimile: (561) 655-0693

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering by SMTP, Inc.:
Common Stock, par value $0.001 per share(1)	—	—		—		—
Preferred Stock, par value $0.001 per share(1)	—	—		—		—
Warrants	—	—		—		—
Units	—	—		—		—
Total Primary Offering				$50,000,000	(2)	$5,810	(3)
Secondary Offering by Selling Security Holder:
Common Stock, par value $0.001 per share	2,657,213	$5.87	(4)	$15,597,840	(4)	$1,812	(4)
Total				$65,597,840		$7,622	(5)

———————

(1)

Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time at indeterminate prices or as may be issued upon conversion or exchange of preferred stock, warrants, or units registered hereby.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such indeterminable number of additional shares of common stock, preferred stock, warrants, or units as may be issued to prevent dilution resulting from share dividends, split-up, reverse split-up or similar events.

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000.

The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)

The price is estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and was calculated based on the average of the high and low trading price per share of common stock of the Registrant on The NASDAQ Capital Market on January 8, 2015.

(5)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling security holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 9, 2015

PROSPECTUS

SMTP, INC.

$50,000,000 Shares of Common Stock / Preferred Stock / Warrants / Units

2,657,213 Shares of Common Stock Offered by Selling Security Holder

SMTP, Inc., a Delaware corporation (“us”, “we”, “our”, “SMTP” or the “Company”) may offer and sell from time to time, in one or more series or issuances and on terms that SMTP will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000. In addition, the selling security holder (described in the section entitled “Selling Security Holder” on page 11 of this prospectus) may offer and sell up to 2,657,213 shares of common stock from time to time, in amounts, at prices, and on terms that will be determined at the time these securities are offered.

At no time will the Company issue shares of common stock (whether upon conversion or exercise of warrants, preferred stock or units) if such transaction would result in the issuance of more than 19.999% of the amount of common stock of the Company issued and outstanding unless (i) the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20%, or (ii) NASDAQ has provided a waiver of Listing Rule 5635(d). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, our public float was approximately $15,695,012. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The NASDAQ Capital Market under the symbol “SMTP.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves significant risks. Prior to making an investment decision, you should carefully review the information under the heading “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January ___, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000. The selling security holder may use this prospectus to sell an aggregate of 2,657,213 shares of our common stock.

This prospectus provides you with a general description of the securities we or the selling security holder may offer. Each time we or the selling security holder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, including the “Risk Factors” section.

Information About the Company

Background and Business

SMTP, Inc. (the “Company”) is a provider of cloud-based email services offering solutions ranging from sophisticated marketing automation systems to cost-effective SMTP relay services. All of our services are built on our robust platform for email delivery, capable of scaling individual senders to hundreds of millions of emails per month. While we have industry-leading technology, we differentiate our offerings with our responsive 24x7 service and multi-lingual support.

General Business Developments

We have been providing advanced email delivery capabilities to our customers for over a decade, serving the niche market of SMTP relay services for email. In an effort to broaden the scope of products we can offer to customers:

During February 2014 we closed on an $11,500,000 underwritten public offering of our common stock, including the exercise of the entire over-allotment option granted to the underwriters. The net proceeds to our Company after underwriting discounts and commissions and other expenses approximated $10,562,725.We used the net proceeds received from this offering primarily for the asset acquisition of SharpSpring, LLC. and the GraphicMail Group (defined below), and also for working capital, quarterly dividend payments and other general corporate purposes. Presently, we have no additional agreements with any other potential acquisition candidates.

In August 2014, we acquired substantially all the assets and assumed the liabilities of SharpSpring, LLC, which we assigned to our newly formed, wholly owned subsidiary, SharpSpring, Inc. (“SharpSpring”). SharpSpring enables businesses to enhance their communication and engagement with customers and prospects using advanced marketing automation tools, including web tracking, call tracking and customer relationship management.

In October 2014, we acquired 100% of the equity interest owned, directly or indirectly, in InterInbox SA, a Swiss corporation, ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company, and Quattro Hosting LLC, a Delaware limited liability company (all such entities are referred to collectively as the “GraphicMail Group,”). The GraphicMail Group collectively operates as the GraphicMail email marketing platform business that is distributed directly and indirectly through channel partners to its international client base of over 35,000 customers. GraphicMail provides users with an enhanced email, social and mobile marketing campaign management tool, including reporting and analytics.

We believe these acquisitions provide us with a vastly improved product set with which to compete in a much larger and faster growing total addressable market. As a result of these acquisitions, we offer our customers a robust suite of marketing automation, email creation and advanced email delivery capabilities in a compelling, cost effective manner. Our integrated product suite consists of:

•	SharpSpring, our next-generation marketing automation platform;
•	GraphicMail, our advanced email marketing solution; and
•	SMTP, our cloud-based email relay delivery service.

These tools help our customers succeed by creating more points of customer interaction and improving relationships. We provide our products primarily on a subscription basis, with additional fees charged if volume limits are exceeded.

Our Corporate Organization

Our Company was originally incorporated in Massachusetts on October 14, 1998 as EMUmail, Inc. and changed its name on April 1, 2010 to SMTP.com, Inc. The Company has historically focused on the execution of email delivery for marketing and enterprise application customers, but has broadened its product set through acquisitions to include marketing automation and email campaign management products. The Company’s services are marketed directly by the Company and through reseller partners.

On November 23, 2010, the Company formed a Delaware corporation, SMTP, Inc. for the purpose of changing the structure of the Company from a Massachusetts corporation to a Delaware corporation and to increase the number of authorized shares outstanding. Also on November 23, 2010, the Company entered into a Merger agreement between SMTP, Inc. and SMTP.com, Inc. whereby the surviving corporation would be SMTP, Inc. (the “Surviving Corporation”), the newly formed Delaware corporation.

On December 26, 2013, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware, to effect a 1-for-5 reverse stock split of its common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every five shares of the Company's pre-Reverse Stock Split common stock was combined and reclassified into one share of its common stock.

Additional Information

Our principal office is located at 10 Tara Boulevard, Suite 430, Nashua, New Hampshire 03062, and our main telephone number is 877-705-9362. Our website address is www.smtp.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

The Offering

We may offer up to $50,000,000 of common stock, preferred stock, warrants or units in one or more offerings and in any combination. In addition, the selling security holder may offer up to 2,657,213 shares of common stock in one or more offerings. See “Selling Security Holder” on page 11 for more information on the selling security holder. This prospectus provides you with a general description of the securities we or the selling security holder may offer. A prospectus supplement, which we will provide each time we or the selling security holder offer securities, will describe the specific amounts, prices and terms of the securities we or the selling security holder determine to offer.

We or the selling security holder may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, the selling security holder, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible or exercisable into our common stock. In addition, the selling security holder may offer shares of our common stock. Each holder of our common stock is entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of our liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

We have no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock. Our amended certificate of incorporation provides that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus. Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or units. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. These include, but are not limited to, statements relating to our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. In addition to the risk factors described under Risk Factors beginning on page 5 of this prospectus, these factors include:

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;
•	strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;
•	the occurrence of hostilities, political instability or catastrophic events;
•	changes in customer demand;
•

the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services;

•	developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;
•

disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures or equipment; and

•	the other factors identified in the section of this prospectus entitled Risk Factors.”

Forward-looking statements are based on our current expectations about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” beginning on page 5 of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, and any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The prospectus supplement applicable to each offering of securities will contain additional information about risks applicable to an investment in us and the applicable securities.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the uses of such proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holder.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, both as filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share. As of January 8, 2015, approximately 5,447,543 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of our liabilities.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share. As of January 8, 2015, no shares of preferred stock are currently outstanding.

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and any amendments thereto relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Our amended certificate of incorporation provides that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;
•	the designation of the shares;
•

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;
•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and
•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Limitation of Liability

As permitted by the General Corporation Law of the State of Delaware, our amended certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under section 174 of the Delaware law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; or
•	for any transaction from which the director derives an improper personal benefit

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Our amended certificate of incorporation provides for the indemnification of our directors and officers, and, to the extent authorized by our board in its sole and absolute discretion, employees and agents, to the full extent authorized by, and subject to the conditions set forth in the Delaware law.

Anti-Takeover Provisions

Delaware law, as well as our amended certificate of incorporation and bylaws, contains anti-takeover provisions that could delay or prevent a change in control of our company, even if the change in control would be beneficial to our stockholders. These provisions could lower the price that future investors might be willing to pay for shares of our common stock. These anti-takeover provisions:

•	authorize our board of directors to create and issue, without stockholder approval, preferred stock, thereby increasing the number of outstanding shares, which can deter or prevent a takeover attempt;
•	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
•	empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;
•	provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws; and
•	provide that our directors will be elected by a plurality of the votes cast in the election of directors

Section 203 of the Delaware General Corporation Law, the terms of our employee stock option agreements and other contractual provisions may also discourage, delay or prevent a change in control of our Company.

Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Our employee stock option agreements include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control. The terms of change of control provisions contained in certain of our senior executive employee agreements may also discourage a change in control of our Company.

Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our Company even if the change in control is generally beneficial to our stockholders. These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors. If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Together, these charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our founder, executive officers, and members of our board of directors, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

DESCRIPTION OF WARRANTS

As of January 8, 2015, we had:

•

a class of warrants outstanding to purchase an aggregate of 80,000 shares of our common stock. Such warrants provide for an exercise price of $7.8125 per share, subject to adjustment, and are scheduled to expire at 5:00 p.m., Eastern Time, on January 30, 2020, or earlier upon redemption;

•

a warrant outstanding to purchase an aggregate of 90,973 shares of our common stock. Such warrant provides for an exercise price of $4.90 per share, subject to adjustment, and is scheduled to expire on October 29, 2017, or earlier upon redemption; and

•

a warrant outstanding to purchase an aggregate of 30,000 shares of our common stock. Such warrant provides for an exercise price of $5.00 per share, subject to adjustment, and is scheduled to expire on July 31, 2016 or earlier upon redemption.

We may issue additional classes of warrants for the purchase of common stock or preferred stock or a combination thereof. Warrants may be issued independently or together with common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States Federal income tax consequences applicable to the warrants;
•	provision for changes to or adjustments in the exercise price; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of SMTP.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units;
•	a discussion of material federal income tax considerations, if applicable; and
•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

SELLING SECURITY HOLDER

We are registering the resale from time to time by the selling security holder of up to 2,657,213 shares of our common stock in one or more offerings.

The following table sets forth the number of shares of our common stock being offered by the selling security holder. The selling security holder is not making any representation that any shares of our common stock currently held by the selling security holder will be offered for sale. The selling security holder reserves the right to accept or reject, in whole or in part, any proposed sale of any shares of our common stock currently held by the selling security holder. The following table assumes that all of the shares of our common stock currently held by the selling security holder being registered pursuant to this prospectus will be sold.

Semyon Dukach, the selling security holder, has been Chair of the Board of Directors since October 2002, which was an executive position until November 7, 2014, when the Board of Directors changed the position to a non-executive position. Mr. Dukach was our Chief Executive Officer from October 2002 until June 13, 2012 and our principal executive officer, principal accounting officer and Secretary from October 2002 to March 5, 2013. Mr. Dukach acquired his securities in October 2002 pursuant to a share exchange agreement by and among our Company, AccuRev, Inc., a privately held Delaware corporation and the then sole stockholder of our Company, and Mr. Dukach, whereby Mr. Dukach sold, transferred and assigned to AccuRev, Inc. 743,522 of his shares of AccuRev, Inc. in exchange for AccuRev, Inc. selling, transferring and assigning all of the Company’s shares held by AccuRev, Inc. to Mr. Dukach.

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)%		Number of shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	%
Semyon Dukach	2,657,213	48%	2,657,213	0	0

———————

(1)

Applicable percentage ownership is based on 5,447,543 shares of common stock outstanding as of January 8, 2015, together with securities exercisable or convertible into shares of common stock within 60 days of January 8, 2015 for each stockholder of the Company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Unless otherwise indicated herein, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them.

PLAN OF DISTRIBUTION

We and the selling security holder may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters or agents compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

We and the selling security holder may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us or the selling security holder.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling security holder. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we and the selling security holder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We and the selling security holder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we and the selling security holder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling security holder use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the selling security holder, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We and the selling security holder may also make sales through the Internet or through other electronic means. Since we and the selling security holder may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling security holder, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us and the selling security holder, to indemnification by us and the selling security holder against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us and the selling security holder, in the ordinary course of business.

The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by David M. Bovi, P.A., Palm Beach Gardens, Florida. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

McConnell & Jones, LLP, independent registered public accounting firm, has audited our financial statements as of, and for the years ended, December 31, 2013 and 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on McConnell & Jones, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items), until all the securities offered under this prospectus are sold.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;
•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed with the SEC on May 14, 2014, June 30, 2014, filed with the SEC on August 14, 2014, and September 30, 2014, filed with the SEC on November 13, 2014;

•

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Company’s Annual Report referred to above (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein); and

•

The description of the Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on January 27, 2014, including any amendments or reports filed for the purpose of updating such description.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

SMTP, Inc.

10 Tara Boulevard, Suite 430

Nashua, New Hampshire 03062
877-705-9362

Attention: Chief Financial Officer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be borne by the Registrant in connection with the issuance and distribution of the securities registered hereby. Other than the Securities and Exchange Commission registration fee, all of the amounts below are estimates.

Securities and Exchange Commission registration fee	$7,622

Accounting fees and expenses	$1,000

Legal fees and expenses	$10,000

Financial printing and miscellaneous expenses	$5,000

Total	$23,622	*

———————

*

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15.         Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Article VI of our certificate of incorporation, as amended (the “Charter”), provides that no director of our Company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Charter provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article VI of the Charter further provides that any repeal or modification of such article by our stockholders or amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Article IX of our by-laws (the “By-Laws”), provides that that our Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of our Company) by reason of the fact that he is or was a director, officer, employee or agent of our Company, or is or was serving at the request of our Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith in a manner he reasonably believed to be in, or not opposed to the best interests of our Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The indemnification provided by our Company’s bylaws are in addition to the indemnification rights provided pursuant to the Delaware General Corporation Law, and are not exclusive of any other rights to which any person seeking indemnification may he entitled.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.          Exhibits.

Exhibit Number	Title of Document	Location
2.1	Asset Purchase Agreement – SharpSpring	Incorporated by reference to our Form 8-K filed on August 15, 2014
2.2	Equity Interest Purchase Agreement - GraphicMail	Incorporated by reference to our Form 8-K filed on August 15, 2014
2.3	Amendment to Equity Interest Purchase Agreement - GraphicMail	Incorporated by reference to our Form 8-K filed on October 20, 2014
3.1	Certificate of Incorporation	Incorporated by reference to our Registration Statement on Form S-1 filed on December 2, 2010
3.2	Amendment to Certificate of Incorporation	Incorporated by reference to our Form 8-K filed on December 17, 2013
3.3	Bylaws	Incorporated by reference to our Registration Statement on Form S-1 filed on December 2, 2010
5.1	Opinion Regarding Legality	Previously filed
23.1	Consent of McConnell & Jones LLP	Filed herewith
23.2	Consent of Baker Tilly Spiess SA	Filed herewith
23.3	Consent of Counsel	Included in Exhibit 5.1
24.1	Power of Attorney	Previously filed

Item 17.         Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Nashua, New Hampshire on this 9th day of January 2015.

SMTP, INC.

By:	/s/ Edward S. Lawton
Name: Edward S. Lawton
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan M. Strimling	Chief Executive Officer and Director	January 9, 2015
Jonathan M. Strimling	(Principal Executive Officer)

/s/ Edward S. Lawton	Chief Financial Officer	January 9, 2015
Edward S. Lawton	(Principal Financial Officer)

*	Director	January 9, 2015
Semyon Dukach

*	Director	January 9, 2015
Vadim Yasinovsky

*	Director	January 9, 2015
John (Rens) Troost

*	Director	January 9, 2015
David A. Buckel

* /s/ Edward S. Lawton
Edward S. Lawton, as attorney-in-fact January 9, 2015